EXHIBIT 10.7

                             MERRILL MERCHANTS BANK
                    UNFUNDED DEFERRED COMPENSATION AGREEMENT

         AGREEMENT made December __, 1994 between Merrill Merchants Bank ("the Employer") and ____________________ (the "Employee.)" In consideration of the agreements contained below, the parties agree as follows:
         1. EMPLOYMENT. The Employee has heretofore been employed at the pleasure of the Employer and the Employee agrees to continue to serve Employer with the understanding that he serves at the pleasure of the Employer.
         2. DUTIES. During the term of his employment, the Employee shall devote all of his time, attention and efforts to the performance of his duties for the Employer.
         3. COMPENSATION. Beginning December 31, 1994 and continuing during the term of employment, the Employer shall pay the Employee a monthly salary, which it may determine from time to time, together with deferred compensation payable as provided in paragraph 4.
         4. DEFERRED COMPENSATION ACCOUNT.
            (a) CREDITS TO ACCOUNT. A general ledger account, referred to as the Deferred Compensation Account, shall be established for the purpose of reflecting deferred compensation. The sum of $5,000.00 (the "deferred amount") shall be credited to it on December 31, 1994 and on the last day of each calendar year thereafter during the continuance of the Employee's employment by the Employer. The amount deferred may be adjusted upwards or downwards effective each December 31st by notice to the Employee at least ten (10) days prior thereto.

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            (b) INVESTMENT AUTHORITY. All such funds so credited to the Deferred
Compensation Account may be kept in cash or invested and reinvested in mutual funds, life insurance, stocks, bonds, securities, or any other assets that the Employer may decide to select. In the exercise of these discretionary investment powers, the Employer may engage investment counsel and, if it so desires, may delegate to such counsel full or limited authority to select the assets in which the funds are to be invested.
            (c) INVESTMENT LOSSES. The Employee agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any decrease in value of the funds which are invested or which continue to be invested in accordance with the provisions of this Agreement,
            (d) INVESTMENT OWNERSHIP. The Employer shall retain title to and beneficial ownership of all assets, whether cash or investments, which it may earmark to pay the Employee's deferred compensation. Neither the Employee nor his designated beneficiary shall have any property interest in the Employer's specific assets.
            (e) AGREEMENT NOT FUNDED OR QUALIFIED. This Agreement is intended to be (and shall be construed and administered as) an Employee Benefit Pension Plan under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), which is unfunded for tax purposes and for purposes of Title I of ERISA and is maintained by the Employer for the purpose of providing deferred compensation for the Employee. More specifically, the Agreement is intended as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly

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compensated employees. The Agreement is not intended to be qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended.
         The obligation of the Employer to make payments under this Agreement constitutes solely an unsecured (but legally enforceable) promise of the Employer to make such payments in the future, and no person, including the Employee, shall have any lien, prior claim or other security interest in any property of the Employer as a result of this Agreement.
         5. BENEFITS. The benefits to be paid as deferred compensation are as follows:
            (a) UPON TERMINATION OF EMPLOYMENT. If the Employee's employment is terminated, for any reason including disability, death or retirement at or after attaining age 62, the then value in the Deferred Compensation Account shall be distributed to the Employee in substantially equal annual installments over a period of ten (10) years. Each annual installment payment shall include earnings on the remaining balance of the Deferred Compensation Account until the account shall be paid out in full. The Employer may in its sole discretion accelerate the distributions or pay benefits in larger or more frequent installments.
            (b) UPON TERMINATION PRIOR TO AGE 62. If the Employee's employment is terminated prior to the attainment of age 62 without the consent of the Employer for reasons other than death or disability, then no benefits will be payable hereunder and all of the Employee's rights to any benefits under the Agreement will be forfeited.
            (c) RESTRICTIONS ON EMPLOYEE. Employee covenants and agrees the he will not, directly or indirectly, while employed by the Employer or during any period while he is receiving benefits under this agreement, engage in any competitive activity. If it is

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determined that the Employee has breached this covenant and agreement, then all benefits otherwise payable by the Employer to or on behalf of the Employee under this agreement shall be forfeited.
            (d) DESIGNATED BENEFICIARY. The beneficiary referred to in this paragraph may be designated or changed by the Employee (without the consent of any prior beneficiary) on a form provided by the Employer and delivered to the Employer. If no such beneficiary shall have been designated, or if the designated beneficiary does not survive, the then value of the Deferred Compensation Account shall be paid to the Employee's estate in one lump sum payment.
            (e) DEATH, LUMP-SUM PAYMENT. If the designated beneficiary should die while receiving payments hereunder, the remaining value of the Deferred Compensation Account, if any, shall be calculated as of the date of death and shall be paid as promptly as possible in one lump sum payment to the estate of the designated beneficiary.
            (f) DISABILITY DETERMINATION. The Employee shall be deemed to have become disabled for purposes of Paragraphs 5(a) and 5(b) if the Employer shall find on the basis of medical evidence satisfactory to it that the Employee is so totally mentally or physically disabled as to be unable to engage in further employment by the Employer and that such disability shall be permanent and continuous during the remainder of his life.
            (g) PAYMENT COMMENCEMENT. The payments shall be made to the Employee or his designated beneficiary under this Paragraph 5 and shall commence on the first day of the calendar year following the termination of the Employee's employment.

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         6. NO TRUST. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer and the Employee, his designated beneficiary or any other person.
         7. NO ASSIGNMENT. The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged, or encumbered except by Will or by the laws of descent and distribution.
         8. INCAPACITY OF BENEFICIARY. If the Employer shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of illness or accident or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Employer to have incurred expense for such person otherwise entitled to payment, in accordance with the applicable provisions of paragraph 5. Any such payment shall be a complete discharge of the Employer's liabilities under this Agreement.
         9. EMPLOYER'S POWERS AND LIABILITIES. The Employer shall have full power and authority to interpret and administer this Agreement. The Employer's interpretations and construction of any provision or action taken under this Agreement or the amount or recipient of the payment due under it, shall be binding and conclusive on all persons for all purposes. The Employer shall not be liable to any person for any action taken or

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omitted in connection with the interpretation and administration of this
Agreement unless attributable to the Employer's willful misconduct or lack of good faith.
         10. AMENDMENT AND TERMINATION. The Agreement may be amended in any and all respects at any time by the Employer, if agreed to in writing by the Employee (or, if the Employee is not then living, by the Employee's beneficiary). Further, the Agreement may be terminated at any time by the Employer if agreed to in writing by the Employee (or if the Employee is not then living, by the Employee's Beneficiary).
         11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the Employee and his heirs, executors, administrators and legal representatives.
         12. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Maine.
         13. COMPLIANCE WITH THE CODE, ETC. The parties intend that this Agreement comply with the provisions of the Internal Revenue Code and Regulations in effect at the time of its execution. If, at a later date, the laws of the United States or the State of Maine are construed in such a way as to make this Agreement null and void, it shall be given effect in a manner that shall best carry out the parties' purposes and intentions.
         14. SEVERABILITY. If the Internal Revenue Service shall at any time interpret this Agreement to be ineffective with regard to deferral of the Employee's income, and that interpretation becomes final and unappealable, then only those amounts in the Account which would be treated as taxable income by the Service at the time of such final interpretation, shall

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be paid over to the Employee, The remaining balance in the Account at the time of the final interpretation shall be distributed to the Employee according to paragraph 5.
         15. ENTIRE AGREEMENT. This Agreement supersedes all other agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements.
         16. NOTICE. Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Employer or the Employee at their last known addresses.
         17. NON-WAIVER. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.
         18. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.
         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
         IN WITNESS WHEREOF the Employer has caused this Agreement to be executed by its duly authorized officers and the Employee hereunder has set his hand and seal as of the date first above written.

                                             Merrill Merchants Bank

______________________________               By: _______________________________


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______________________________               ___________________________________
                                             Employee


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